As filed on November 14, 2002              Registration Statement No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TIMEBEAT.COM ENTERPRISES INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                                       86-1040643
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                     P.O. BOX 9, PAYSON, ARIZONA 85547-0009
               (Address or principal executive offices)(Zip code)

                       2002 NONSTATUTORY STOCK OPTION PLAN
         STOCK GRANTS PURSUANT TO RESOLUTIONS OF THE BOARD OF DIRECTORS
                              (Full title of plan)

                       THOMAS L. CROM, CORPORATE SECRETARY
      TIMEBEAT.COM ENTERPRISES INC., P.O. BOX 9, PAYSON, ARIZONA 85547-0009
                     (Name and address of agent for service)

                                 (520) 474-9151
          (Telephone number, including area code, of agent for service)

                                    Copy to:
          FAY M. MATSUKAGE, DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
              455 SHERMAN STREET, SUITE 300, DENVER, COLORADO 80203

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum       Proposed maximum
Title of securities to       Amount to be        offering price per     aggregate offering          Amount of
     be registered            registered                share                  price            registration fee
-----------------------------------------------------------------------------------------------------------------
Common stock, $0.001        550,000 shares            $0.23 (1)<F1>          $126,500                $11.64
par value
-----------------------------------------------------------------------------------------------------------------
2002 Nonstatutory          3,000,000 shares           $0.23 (1)<F1>          $690,000                $63.48
Stock Option Plan -
common stock, $0.001
par value
-----------------------------------------------------------------------------------------------------------------
TOTAL                      3,550,000 shares                                  $816,600                 $75.12
-----------------------------------------------------------------------------------------------------------------

-----------------

(1)<F1> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the closing price of the Registrant's Common Stock as reported on the NASD OTC Bulletin Board on November 11, 2002.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share, (1) issuable pursuant to the exercise of stock options granted under our 2002 Nonstatutory Stock Option Plan and (2) issued under stock grants and to be reoffered. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" and "restricted securities".


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

We will send or give the documents containing the information specified in Part 1 of Form S-8 to participants as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Timebeat.com Enterprises Inc., a Nevada corporation, will furnish without charge to all participants and to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Thomas L. Crom at Timebeat.com Enterprises Inc., P.O. Box 9, Payson, Arizona 85547-0009, telephone number (520) 474-9151.

                               REOFFER PROSPECTUS


                         550,000 SHARES OF COMMON STOCK


                          Timebeat.com Enterprises Inc.
                                   P.O. Box 9
                           Payson, Arizona 85547-0009
                                 (520) 474-9151


         This reoffer prospectus relates to 550,000 shares of the common stock of Timebeat.com Enterprises Inc. which may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

         Each selling stockholder and any broker executing selling orders on behalf of them may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is traded on the OTC Bulletin Board under the symbol "TMBT." On November 11, 2002, the last reported price of our common stock on such market was $0.23 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






            The date of this reoffer prospectus is November 14, 2002.

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY........................................................................3

RISK FACTORS...................................................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................7

USE OF PROCEEDS................................................................7

SELLING STOCKHOLDERS...........................................................7

PLAN OF DISTRIBUTION...........................................................8

INDEMNIFICATION OF DIRECTORS AND OFFICERS......................................9

LEGAL MATTERS..................................................................9

EXPERTS........................................................................9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................9

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US............................10








         You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

         We own and operate several Internet web sites, which cater primarily to people who have an interest in fine watches, jewelry, clothing, high-end gift and other luxury items.

         We had engaged in the mineral exploration business and had acquired mineral properties primarily located in British Columbia, Canada. During the fiscal year ended March 31, 2001, we discontinued our mineral exploration activities to focus our efforts on our Internet operations and wrote down our accumulated expenditures. While we still own certain mineral properties, we do not expect to generate operating income or cash flow from these properties in the near-term.

         In March 1999, we entered the Internet and e-commerce business. In November 1999, we launched our first Web site, WWW.TIMEBEAT.COM. This is an e-commerce Web site that markets and sells watches and jewelry, and we intend to offer high-end gift items and other luxury items. In December 1999, in order to increase content and awareness of WWW.TIMEBEAT.COM, we acquired our second Web site, WWW.WATCHZONE.NET. This is an informational Web site which allows consumers the ability to gather and exchange information in chat forums and from existing publications, news and press releases, manufacturers' literature, and product demonstrations and evaluations.

         In June 2001, we launched our new Web site called
WWW.TIMEBEAT4TEENS.COM. This Web site is an e-commerce site that sells jewelry, watches, music, clothing and related items to the young adult market age group between 10 to 24 years old. We believe that by cross-promoting our Web sites, we may be able to reach both parents and their children.

         In March 2002, we formed a new division called 2 Live Entertainment to operate in the music industry.

         Our executive offices are located at P.O. Box 9, Payson, Arizona 85547, and our telephone number is (928) 474-9151.


                                  RISK FACTORS

         An investment in the common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

GENERAL RISK FACTORS

         WE HAVE A HISTORY OF LOSSES AND WE EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. We have incurred losses since our inception, and we expect to continue to incur additional losses. As of June 30, 2002, we had an accumulated deficit of $15,492,551. We cannot assure you that we will achieve or sustain profitability in the future.

         WE EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY EARLY STAGE COMPANIES. We have a limited operating history and our operations are subject to all of the risks inherent in a new business enterprise engaged in the Internet e-commerce industries. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we operate.

         WE DO NOT GENERATE SUFFICIENT REVENUE TO FINANCE OUR OPERATIONS, AND WE RELY SUBSTANTIALLY UPON OUTSIDE FINANCING. We believe we are likely to remain unprofitable for the foreseeable future. Because of our inability to generate an operating profit in the near future, it will be necessary for us to rely upon external sources of financing. Based on our potential rate of cash operating expenditures and our current plans, the proceeds of our investment agreement with Swartz Private Equity, LLC may constitute our principal source of financing. However, our ability to raise funds under the investment agreement is subject to certain conditions. These include the continuing effectiveness of a registration statement covering the resale of the shares sold under the investment agreement and a limitation on the number of shares we may issue based on the volume of trading in our common stock. We may be unable to satisfy one or more of these conditions. If we cannot obtain financing when needed, we may be forced to cease operations and abandon our business. You could lose your entire investment.

         OUR FUTURE PROFITABILITY REMAINS UNCERTAIN. We have suffered losses from operations, require additional financing, and we need to continue the expansion of our business divisions. Ultimately we need to generate revenues and successfully attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to attain profitable operations.

         OUR OFFICERS, DIRECTORS AND MANAGEMENT MAY BE SUBJECT TO CONFLICTS OF INTERESTS DURING OUR OPERATIONS. Our officers, directors and management are affiliated with other companies that are engaged in the business of mineral exploration and Internet e-commerce. Such associations may give rise to conflicts of interest from time to time. A conflict of interest poses the risk that we may enter into a transaction on terms that would place us in a worse position than if no conflict existed. While our directors are required by law to act honestly and in good faith with a view to our best interest and to disclose any interest which they many have in any project or opportunity of which we are involved, we have no specific internal policy governing conflicts of interest.

         YOU MAY SUFFER DILUTION IN YOUR OWNERSHIP OF OUR SHARES FROM THE EXERCISE OR CONVERSION OF OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES ISSUED TO OTHER PERSONS. There are outstanding options, warrants, and convertible securities to acquire shares of our common stock and we may grant additional rights in the future, including those that we may grant to Swartz. If any of the outstanding options, warrants, or convertible securities are exercised or converted, your percentage ownership in will be reduced. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of our common stock. The existence of such options, warrants, and convertible securities may adversely affect the terms on which we can obtain additional financing. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of our common stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities.

         THE EXERCISE OF OUR PUT RIGHTS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK AND SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER HOLDERS OF OUR COMMON STOCK. As we exercise our put rights under our investment agreement with Swartz, we will be required to issue shares of our common stock to Swartz at a price below the prevailing market price of our common stock. The shares issuable to Swartz upon exercise of put rights will be issued at a price equal to the lesser of (a) the market price for our common stock minus $0.075 or (b) 93% of the market price for our common stock. Accordingly, we will issue the shares issuable to Swartz upon exercise of our put rights at a rate that will be below the market price of our common stock. This, in turn, may decrease the price of our common stock and entitle Swartz to receive a greater number of shares of our common stock upon exercise of our put rights, and this may also decrease the exercise price of the commitment warrants issued to Swartz.

         "PENNY STOCK" RULES COULD AFFECT THE SECONDARY MARKET FOR OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO SELL SHARES OF OUR COMMON STOCK. Our common stock is subject to rules promulgated by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our common stock is subject to the penny stock rules, the holders of common stock may find it difficult to sell their common stock.

         A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR YOUR LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in our common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

RISK FACTORS RELATING TO OUR INTERNET WEB SITES

         WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST OTHERS AND MAY BE FORCED TO ABANDON THE EXECUTION OF OUR CURRENT BUSINESS PLAN. We compete with other Internet based entities that maintain commercial Web sites relating to fine watches, jewelry, high-end gift and other luxury items, as well as sites relating to music, clothing, and accessories. In addition, all major watch and jewelry manufacturers have their own Web sites and many have recently launched or announced plans to launch online buying services. We believe that the principal competitive factors in the online market are brand recognition, speed and quality of fulfillment, variety of value-added services, ease of use, customer satisfaction, quality of service, and technical expertise. We cannot assure you that we will be able to compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources, and access to additional financing. In addition, competitive pressures may result in increased marketing costs, decreased Web site traffic or loss of market share, or otherwise may materially and adversely affect our business, results of operations and financial condition.

         The market for Internet-based commercial services is new, and we expect competition among commercial Web sites to increase significantly in the future. Minimal barriers to entry characterize Internet commerce, and new competitors can launch new Web sites at relatively low cost. To compete successfully as an Internet-based commercial entity, we must increase awareness of our services and brand name. If we do not achieve our competitive objectives, such failure may have a material adverse effect on our business, results of operations, and financial condition.

         OUR SUCCESS WILL DEPEND UPON DEVELOPING BRAND ACCEPTANCE. We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of the Timebeat.com brand will depend largely on our ability to allocate effectively our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand if customers do not perceive us as an effective channel for purchases. Our failure to develop our brand name will have a material adverse effect on our business, results of operations, and financial condition.

         OUR PRODUCTS ARE SUBJECT TO DISCRETIONARY PURCHASING HABITS. The average consumer does not usually purchase the luxury and premium products that are offered on our Web sites. The products are expensive and are marketed at consumers with discretionary or extra income. Discretionary income is usually tied to a strong financial market, job market, and an overall healthy economy. Accordingly, our sales are also subject to a healthy economy.

         WE DO NOT MAINTAIN AN INVENTORY OF WATCHES, AND WE RELY ENTIRELY UPON OUR CONTACTS IN THE WHOLESALE MARKET TO PURCHASE A WATCH ON THE SAME DAY IT IS ORDERED ON OUR WEB SITE. We do not maintain an inventory of watches. Instead, we rely entirely upon our contacts in the wholesale watch industry to purchase a watch on the same day it is ordered on our Web site. We cannot assure you that we will be able to purchase a watch on the day it is ordered, if at all. There is a possibility that our wholesale contacts may not have the particular watch. Further, we may have to pay more for a watch than what we originally expected when we priced the watch for purchase on our Web site. As a result, we may have to cancel certain orders and incur higher costs, which in turn will reduce or eliminate our revenue, if any.

         OUR SUCCESS WILL DEPEND ON GROWTH AND ACCEPTANCE OF INTERNET COMMERCE. The market for Internet-based businesses has only recently begun to develop and is evolving rapidly. While many Internet commerce companies have grown in terms of revenue, few are profitable. We cannot assure you that we will be profitable. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there are few proven services and products. Moreover, since the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. The success of our services will depend upon the adoption of the Internet by consumers as a mainstream medium for commerce. While we believe that our services offer significant advantages to consumers and dealers, we cannot assure you that widespread acceptance of Internet commerce in general, or of our services in particular, will occur. Our success will require that consumers, who have historically relied upon retail stores, will accept new methods of conducting business and exchanging information. Moreover, critical issues concerning the commercial use of the Internet, including ease of access, security, reliability, cost, and quality of service, remain unresolved and may impact the growth of Internet use. If the market for Internet-based businesses fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve market acceptance, our business, results of operations, and financial condition will be materially and adversely affected.

         OUR OPERATIONS ARE SUBJECT TO REGULATORY UNCERTAINTIES AND GOVERNMENT REGULATION. There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase our costs. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

         SYSTEMS INTERRUPTIONS WILL ADVERSELY AFFECT OPERATIONS. Although we have agreements with host servers who maintain redundant offsite backup servers, all of our primary servers could be vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, and other events beyond our control. We have experienced periodic systems interruptions and anticipate that such interruptions will occur from time to time in the future. In the event that we experience significant system disruptions, our business, results of operations, and financial condition would be materially and adversely affected.

         SECURITY BREACHES INVOLVING CONFIDENTIAL INFORMATION TRANSMITTED VIA THE INTERNET COULD EXPOSE US TO LOSS, LITIGATION OR OTHER LIABILITIES. To the extent that our activities involve the storage and transmission of proprietary information, such as personal financial information, security breaches could expose us to a risk of financial loss, litigation, and other liabilities. We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure, however, may be vulnerable to physical or electronic computer break-ins, viruses, and similar disruptive problems. A party who circumvents our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet, or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users also could inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. Our insurance policies currently do not protect against such losses. Any such security breach could have a material adverse effect on our business, results of operations, and financial condition.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.


                              SELLING STOCKHOLDERS

         The selling stockholders acquired beneficial ownership of all shares to be registered under this reoffer prospectus through stock granted by us. The following table shows the names of the selling stockholders, the number of shares of common stock beneficially owned by such stockholders as of November 6, 2002, and the number of shares of common stock that he may sell from time to time under this reoffer prospectus.

         We may amend or supplement this reoffer prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

-------------------------------------------------------------------------------------------------------------

                                                                                  PERCENTAGE OF SHARES
                                                 NUMBER OF                        BENEFICIALLY OWNED (2)
                                                   SHARES                         ---------------------------
                                                BENEFICIALLY         SHARES          BEFORE          AFTER
SELLING STOCKHOLDERS                             OWNED (1)         REGISTERED       OFFERING        OFFERING
-------------------------------------------------------------------------------------------------------------

Jack Stein                                       738,338 (3)         200,000          3.7%            2.7%
-------------------------------------------------------------------------------------------------------------

Alexander Vileshin                               671,500 (4)          50,000          3.3%            3.1%
-------------------------------------------------------------------------------------------------------------

Thomas L. Crom III                               668,333 (5)         100,000          3.3%            2.8%
-------------------------------------------------------------------------------------------------------------

R.G. McMorran                                    240,000 (6)         200,000          1.2%            0.2%
-------------------------------------------------------------------------------------------------------------

(1) Represents shares owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of the date of this reoffer prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2) Percentages before issuance are based on 19,781,549 shares of common stock outstanding as of November 6, 2002. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from November 6, 2002, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3) Mr. Stein is our Chairman of the Board and a director. Includes 398,333 shares issuable upon exercise of stock options and warrants.

(4) Mr. Vileshin is our President, Chief Executive Officer and a director. Includes 590,000 shares issuable upon exercise of stock options.

(5) Mr. Crom is our Chief Financial Officer, Secretary and a director. Includes 408,333 shares issuable upon exercise of stock options and warrants.

(6) Includes 40,000 shares issuable upon exercise of stock options held by Mr. McMorran's company.


                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with him or her to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the selling stockholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered under this reoffer prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Nevada General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Articles of Incorporation also provide for mandatory indemnification of our directors and executive officers, and permissive indemnification of our employees and agents, to the fullest extent permissible under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado.


                                     EXPERTS

         The consolidated financial statements as of March 31, 2002 and the two years then ended incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, have been so included in reliance on the report of Davidson & Company, independent accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

o our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002;
o our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;
o the description of our common stock, par value $.001 per share, contained in Part II, Item 14 of our amended Registration Statement on Form 20-F filed on July 1, 1999; and
o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Thomas L. Crom at Timebeat.com Enterprises Inc., P.O. Box 9, Payson, Arizona 85547-0009, telephone number (520) 474-9151.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, Commission File No. 0-29260;

         (b) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, Commission File No. 0-29260; and

         (c) Amended Registration Statement on Form 20-F filed on July 1, 1999, Commission File No. 0-29260.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The registrant's Articles of Incorporation also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Nevada law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

The shares issued to Jack Stein, Thomas L. Crom, Alexander Vileshin, and R. G. McMorran were issued in reliance upon the exemption from registration contained in Section 4(2) of the 1933 Act. Messrs. Stein, Crom, and Vileshin are current officers and/or directors of the registrant. Mr. McMorran is currently a consultant to the registrant. He is deemed to be sophisticated with regard to an investment in the registrant. No underwriters were used.

ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------

   Exhibit
   Number      Description of Document
--------------------------------------------------------------------------------
     4.1       Articles of Incorporation (incorporated by reference to Exhibit
               4.1 to the registrant's registration statement on Form S-8, File
               No. 333-75474)
--------------------------------------------------------------------------------
     4.2       Bylaws (incorporated by reference to Exhibit 4.2 to the
               registrant's registration statement on Form S-8, File No.
               333-75474)
--------------------------------------------------------------------------------
     4.3       2002 Nonstatutory Stock Option Plan
--------------------------------------------------------------------------------
     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------
    23.1       Consent of Davidson & Company
--------------------------------------------------------------------------------
    23.2       Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.
               (incorporated by reference into Exhibit 5.1)
--------------------------------------------------------------------------------


ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Payson, State of Arizona, on November 13, 2002.

                                   TIMEBEAT.COM ENTERPRISES INC.


                                   By: /s/ THOMAS L. CROM
                                      ------------------------------------------
                                           Thomas L. Crom, Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                      DATE

                                           Chief Executive Officer, President and
                                           Director (Principal Executive and
/s/ ALEXANDER VILESHIN                     Accounting Officer)                        November 13, 2002
---------------------------------
Alexander Vileshin


                                           Director, Chief Financial Officer and
/s/ THOMAS L. CROM                         Secretary (Principal Financial Officer)    November 13, 2002
---------------------------------
Thomas L. Crom



/s/ JACK STEIN                             Director                                   November 13, 2002
---------------------------------
Jack Stein

